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                Cohen & Steers Institutional Realty Shares, Inc.
                                757 Third Avenue
                            New York, New York 10017

                                                     January 5, 2000

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York  10017

Dear Sirs:

         Cohen & Steers Institutional Realty Shares, Inc. (the "Fund") hereby accepts your offer to purchase 4,000 shares at a price of $25.00 per share for an aggregate purchase price of $100,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                           Sincerely,

                                           Cohen & Steers Institutional Realty
                                           Shares, Inc.

                                           By:
                                               -------------------------------

Accepted:

Cohen & Steers Capital Management, Inc.

By:
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